UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 6, 2009

Cabot Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5667	04-2271897
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Seaport Lane, Suite 1300, Boston, Massachusetts		02210-2019
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-345-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2009, Cabot Corporation announced that William J. Brady, the then Executive Vice President and General Manager of the Corporation’s Core Segment and Americas Region, would be leaving Cabot effective September 14, 2009.

In connection with his departure from Cabot, the Corporation and Mr. Brady entered into an agreement on October 6, 2009 under which Mr. Brady will receive payments totaling $795,000 payable over a two-year period and continued medical and dental coverage and other benefits having an aggregate cost of approximately $115,000. In addition, the Compensation Committee of Cabot’s Board of Directors approved the acceleration of vesting of 27,000 shares of restricted stock granted to Mr. Brady in May 2007. These arrangements are subject to Mr. Brady’s agreement regarding confidential information and proprietary developments and covenants as to non-competition and non-solicitation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cabot Corporation

October 13, 2009	By:	Robby D. Sisco

Name: Robby D. Sisco
Title: Vice President-Human Resources